Exhibit 4.2

DESCRIPTION OF THE REGISTRANT’S SECURITIES

REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES

EXCHANGE ACT OF 1934

TechTarget, Inc. (“TechTarget,” the “Company,” “we,” “our,” or “us”) has one class of securities registered under Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”): our Common Stock, par value $0.001 per share (the “Common Stock”). Our Fourth Amended and Restated Certificate of Incorporation (“Certificate of Incorporation”) authorizes the issuance of up to 100,000,000 shares of Common Stock and 5,000,000 shares of undesignated preferred stock, par value $0.001 per share (the “Preferred Stock”).

The general terms and provisions of our Common Stock are summarized below. This description may not contain all the information that is important to you and is qualified in its entirety by reference to our Certificate of Incorporation and our Amended and Restated By-Laws, as amended (the “By-Laws”). For additional information, you should refer to the provisions of our Certificate of Incorporation and our By-Laws, which are included as exhibits to the Annual Report on Form 10-K to which this description is an exhibit. Please also refer to the applicable provisions of the Delaware General Corporation Law (the “DGCL”) for additional information.

Dividends

Holders of Common Stock are entitled to receive proportionately any dividends as may be declared by our board of directors (the “Board”) or any authorized committee of the Board, subject to any preferential dividend rights of any outstanding shares of Preferred Stock. These dividends are non-cumulative.

Voting Rights

Holders of Common Stock are entitled to one vote per share with respect to each matter presented to our stockholders on which the holders of Common Stock are entitled to vote and do not have cumulative voting rights. Subject to any rights, powers and preferences of outstanding shares of Preferred Stock, and except as provided by law, holders of our Common Stock have the exclusive right to vote for the election of directors of the Company and on all other matters requiring stockholder action. An uncontested election of directors at a meeting of stockholders is determined by a majority of the votes cast by the shares present in person or represented by proxy at the meeting and entitled to vote on the election. A contested election of directors at a meeting of stockholders is determined by a plurality of the votes cast by the stockholders entitled to vote on the election.

Liquidation

In the event of our liquidation or dissolution, holders of Common Stock are entitled to receive ratably all assets available for distribution to stockholders after the payment of all debts and other liabilities and subject to the prior rights of any outstanding shares of Preferred Stock.

Other Rights and Preferences

Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. Additionally, there are no sinking fund provisions applicable to the Common Stock. Outstanding shares of Common Stock are non-assessable.

Preferred Stock

Our Board, or any authorized committee thereof, has the authority under our Certificate of Incorporation to issue Preferred Stock in one or more series and to establish or change from time to time the number of shares of each such series and fix the designations, powers, including voting powers (full or limited, or no voting powers), preferences and the relative, participating, optional or other special rights of the shares of each series and any qualifications, limitations and restrictions thereof. The rights, powers and preferences of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which we may designate and issue. In addition, the issuance of Preferred Stock could impede the completion of a merger, tender offer or other takeover attempt.

Certain Provisions of our Certificate of Incorporation and By-Laws and the DGCL

Our Certificate of Incorporation and By-laws and the DGCL contain provisions that could have the effect of delaying, deferring or discouraging another party from acquiring control of us. These provisions, which are summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our Board.

Number of Directors

Subject to the rights of holders of any series of Preferred Stock to elect directors, our Board establishes the number of directors that constitutes our Board.

Staggered Board; Removal of Directors

Our Certificate of Incorporation divides our directors into three classes with staggered three-year terms. Our directors may be removed from office only for cause and only by the affirmative vote of holders of our capital stock representing at least 75% of the voting power of all outstanding stock entitled to vote. Any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by the affirmative vote of a majority of our directors then in office, even if less than a quorum of the Board. The classification of our Board of directors and the limitations on the removal of directors and filling of vacancies could make it more difficult for a third party to acquire, or discourage a third party from seeking to acquire, control of us.

Stockholder Action by Written Consent; Special Meetings

Our Certificate of Incorporation and our By-laws provide that any action required or permitted to be taken by our stockholders must be effected at a duly called annual or special meeting of such stockholders and may not be effected by any consent in writing by such stockholders. Our Certificate of Incorporation and our By-laws also provide that, except as otherwise required by law, special meetings of our stockholders can only be called by our Board.

Advance Notice Requirements

Our By-laws contain an advance notice procedure for stockholder proposals to be brought before an annual meeting of stockholders, including proposed nominations of persons for election to the board of directors. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely written notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting. These provisions could have the effect of delaying until the next stockholder meeting stockholder actions that are favored by the holders of a majority of our outstanding voting securities.

Delaware Business Combination Statute

We are subject to Section 203 of the DGCL. Subject to certain exceptions, Section 203 prevents a publicly held Delaware corporation from engaging in a “business combination” with any “interested stockholder” for three years following the date that the person became an interested stockholder, unless the interested stockholder attained such status with the approval of our Board or unless the business combination is approved in a prescribed manner. Under Delaware law, a “business combination” includes, among other things, a merger or consolidation involving us and the “interested stockholder” and the sale of more than 10% of our assets. In general, an “interested stockholder” is any entity or person beneficially owning 15% or more of our outstanding voting stock and any entity or person affiliated with or controlling or controlled by such entity or person.

Super-Majority Voting

The DGCL provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation’s certificate of incorporation or by-laws, unless a corporation’s certificate of incorporation or by-laws, as the case may be, requires a greater percentage. The affirmative vote of holders of our capital stock representing at least 75% of the voting power of all outstanding stock entitled to vote is required to amend or repeal the provisions of our Certificate of Incorporation described in this section entitled “Certain Provisions of our Certificate of Incorporation and By-Laws and the DGCL”. The affirmative vote of either a majority of the directors then in office or holders of our capital stock representing at least 75% of the voting power of all outstanding stock entitled to vote is required to amend or repeal our By-laws.